October 12, 2010

Lake Victoria Mining Company Announces New Officers and Board Changes; New President, CEO, Director and CFO

GOLDEN, COLORADO--(Marketwire - Oct. 12, 2010) - Lake Victoria Mining Company, Inc. (OTCBB:LVCA) ("Lake Victoria" or the "Company") is pleased to announce that effective October 7th, 2010, David Kalenuik was appointed as the Company's President and Chief Executive Officer and a member of the Company's board of directors and Ming Zhu has been appointed as the Company's Chief Financial Officer. The former CEO and CFO, Roger Newell, has been appointed as the Company's Chairman of the Board.

In announcing this change, Roger Newell said, "David has consulted for Lake Victoria and its wholly owned subsidiary Kilimanjaro Mining Company, Inc. since December, 2006. He was and has remained an integral part of the Company progress regarding all aspects of our business development, and the identification, negotiation and acquisition of resource properties in Tanzania, East Africa. In Tanzania, we started from nothing and during the last three and half years, the Company has accumulated and can boast a large portfolio of gold exploration projects in Tanzania; the third largest gold producing country in Africa. Under David's direction the Company has developed an efficient infrastructure for operating effectively and smoothly in Tanzania."

"As the new Chairman of the Board for Lake Victoria," Mr. Newell continued, "I have enjoyed working with David while acting as President and have valued his significant input to the Company. David is a positive, energetic, experienced, and results-oriented executive. The Board agreed that the leadership and vision that David has demonstrated through our growth in Tanzania, and his knowledge and experience of the company, business development and strategy, financing and investor relations, makes him ideally qualified to lead Lake Victoria. We are pleased that he has accepted this opportunity and we look forward to supporting him in this new leadership role."

Mr. Kalenuik has spent the last 35 years predominately as founder and owner of his own businesses that have ranged from service oriented to investor relations for publicly traded companies. Since December 2006, David has been actively involved with Kilimanjaro Mining Company Inc. and Lake Victoria Mining Company, Inc. in the identification, negotiation and acquisitions of mineral resource properties in Tanzania, East Africa. David as an International Businessman has extensive experience in start up operations, business development, strategic planning and management of both private and public companies. To date, he has been directly and indirectly responsible for the financing of each of the companies that he has been involved with. His previous experience includes being the President and Co-Founder of Larrearx, Inc./Larrea Biosciences Inc., a patented nutritional and health care supplements company, and, the President and Founder of Mitropolis Solutions Inc., a Vancouver based investor relations/investment banking firm that successfully financed and created public awareness programs for numerous public companies. Other companies he founded include, SafeExplorer, Fortune In Motion, The Hydro Electric Company, Central Air and AutoNetwork. Mr. Kalenuik now brings 100 percent of his business experience, corporate vision and strategic planning to the shareholders and the team at Lake Victoria Mining Company, Inc.

David said, "I have always been very motivated by opportunities available to Lake Victoria, and I am committed to bringing them to reality. I am extremely fortunate to assume the reins of a company that is at the stage that Lake Victoria is and with such excellent timing in the gold market. Under Roger's leadership Lake Victoria has successfully attracted a highly qualified and focused geological and geophysics team that is now devoted to identifying economic and commercially feasible resources from our existing gold project portfolio. We have a committed team and working along with them, I hope to achieve the Company's expressed financial objectives and bring real value to our investors and shareholders. I believe that we have an exciting near and long-term future before us!"

Similar to David, Ming Zhu (B.Comm. MA) has worked along side the management team of the Company since 2006. Ming attained a Bachelor's Degree in Accounting and Finance in 1995. He has more than 10 years experience specializing in corporate finance and accounting. His portfolio includes working for multinational companies as their finance manager in New York and China. He worked as a financial controller for an international trading firm for 2 years before graduating from the University of Newcastle in the UK with his Master's Degree in 2003 where he majored in Financial Analysis. He worked with a Canadian CA accounting firm prior to joining our management team as the Financial Controller and a Director in Kilimanjaro Mining Company Inc. a gold and uranium exploration company that is now a wholly owned subsidiary of Lake Victoria Mining Company, Inc. (LVCA). From August 2009, he has been serving as the Financial Controller for Lake Victoria Mining Company, Inc.

Ian Shaw (B.Comm., CA), Chairman of the Independent Audit Committee said, "We're very happy Ming has accepted the position of Lake Victoria's Chief Financial Officer. One thing we all agree on, is that we can always rely on Ming's numbers when it comes to our corporate financials. Ian Shaw also stated, "I am happy with management changes and I look forward to increasing Lake Victoria's shareholder value."

About the Company

Lake Victoria Mining Company, Inc. is working to create another gold mine in the world famous Lake Victoria Greenstone Belt, Tanzania, East Africa. Tanzania is Africa's third largest gold producer, behind South Africa and Ghana, but also has reserves of uranium, nickel and coal. Gold exports alone earned it $1.076 billion in 2009, up from $932.4 million the previous year. Lake Victoria holds eleven prospective gold projects and five uranium projects within its Tanzania property portfolio. Additional information regarding the Company is available on the corporate website at: www.lakevictoriaminingcompany.com, on EDGAR at www.sec.gov, on SEDAR at www.sedar.com.

Disclaimer

This news release may contain forward-looking statements or information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under "Risk Factors" in the Company's Annual Report on Form 10-K filed on July 14, 2010, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement", to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.

Cautionary note to U.S. Investors - The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. This press release contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC's mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. Investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For more information, please contact

Lake Victoria Mining Company, Inc.

David T. Kalenuik

303-586-1390

info@lvcamining.com

www.lakevictoriaminingcompany.com